Exhibit 10.7

FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of September 22, 2004 (the “Agreement”) is entered into among Gevity HR, Inc., a Florida corporation (the “Borrower”), each of the parties identified as “Guarantors” on the signature pages hereto and Bank of America, N.A. (the “Lender”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

        WHEREAS, the Borrower, the Guarantors and the Lender entered into that certain Credit Agreement dated as of March 26, 2004 (as amended, the “Credit Agreement”);

        WHEREAS, the Borrower has requested that the Lender amend certain terms of the Credit Agreement as set forth below; and

        WHEREAS, the Lender is willing to amend certain terms of the Credit Agreement as set forth below subject to the terms and conditions specified in this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1.        Amendments to Section 1.01.

       (a)        The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Fixed Charge Coverage Ratio” means, as of the last day of each fiscal quarter of the Borrower, the ratio of (a) the sum of (i) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) less (ii) Consolidated Capital Expenditures for such period less (iii) Consolidated Cash Taxes for such period to (b) the sum of (i) Consolidated Fixed Charges for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) plus (ii) to the extent permitted hereunder, the aggregate amount paid by the Borrower during such period to repurchase the Capital Stock of the Borrower.

       (b)        Clause (c) of the definition of “Funded Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

       (c)        all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; provided, however, the amount of the obligations under any letter of credit that would otherwise be considered as Funded Indebtedness hereunder shall be reduced by the amount of cash that secures such letter of credit, to the extent such security is permitted hereunder;

    2.        Amendment to Section 8.06. Section 8.06 of the Credit Agreement is hereby amended by replacing the period after subclause (d) of such section with “; and” and by adding a new subclause (e) immediately after subclause (d) of such section to read as follows:

    (e)        after the Borrower’s delivery of satisfactory evidence to the Lender demonstrating that the board of directors of the Borrower has authorized the repurchase of shares of its Capital Stock, the Borrower may repurchase shares of its Capital Stock so long as at the time of such repurchase and after giving effect thereto, no Default or Event of Default shall exist or be continuing.

    3.        Amendment to Section 8.11(a). Section 8.11(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

    (a)              Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum (on a cumulative basis) of (i) eighty-five percent (85%) of the Consolidated Net Worth as of December 31, 2003 plus (ii)(A) prior to the Borrower’s delivery of satisfactory evidence to the Lender demonstrating that the board of directors of the Borrower has authorized the repurchase of shares of its Capital Stock, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2004, an amount equal to 75% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended or (B) after the Borrower’s delivery of satisfactory evidence to the Lender demonstrating that the board of directors of the Borrower has authorized the repurchase of shares of its Capital Stock, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2004, an amount equal to 40% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus (iii) 100% of the proceeds of all Equity Issuances after the Closing Date less (iv) the amount of the Permitted Preferred Stock purchased pursuant to Section 8.12(b).

    4.        Amendment to Section 8.11(d). Section 8.11(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

    (d)              Consolidated Fixed Charge Coverage Ratio. (i) Prior to the Borrower’s delivery of satisfactory evidence to the Lender demonstrating that the board of directors of the Borrower has authorized the repurchase of shares of its Capital Stock, permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.50:1.0 or (ii) after the Borrower’s delivery of satisfactory evidence to the Lender demonstrating that the board of directors of the Borrower has authorized the repurchase of shares of its Capital Stock, permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.20:1.0.

    5.        Effectiveness. This Agreement shall be and become effective as of the date hereof when the Lender shall have received counterparts of this Agreement which collectively shall have been duly executed by the Loan Parties and the Lender.

    6.        Miscellaneous.

    (a)               The Credit Agreement (as amended hereby), and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

    (b)               Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents, except as expressly modified herein.

    (c)               The Borrower and the Guarantors hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

    (ii)               This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

    (iii)               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

    (d)               The Loan Parties represent and warrant to the Lender that after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Section 6 of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

    (e)               This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

    (f)               All references to the “Credit Agreement” in any Loan Document shall hereafter be deemed a reference to the Credit Agreement as modified hereby.

    (g)              THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	GEVITY HR, INC.,
a Florida corporation
By: /s/ Peter C. Grabowski
Name: Peter C. Grabowski
Title: Senior Vice President and Chief Financial Officer
GUARANTORS:	GEVITY HR, L.P.,
a Delaware limited partnership
GEVITY HR II, L.P.,
a Delaware limited partnership
GEVITY HR III, L.P.,
a Delaware limited partnership
GEVITY HR IV, L.P.,
a Delaware limited partnership
GEVITY HR V, L.P.,
a Delaware limited partnership
GEVITY HR VI, L.P.,
a Delaware limited partnership
GEVITY HR VII, L.P.,
a Delaware limited partnership
GEVITY HR VIII, L.P.,
a Delaware limited partnership
GEVITY HR IX, L.P.,
a Delaware limited partnership
GEVITY HR X, L.P.,
a Delaware limited partnership
By: Staff Leasing, LLC its General Partner
By: /s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel
GEVITY HR XI, LLC,
a New Mexico limited liability company
By: /s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel
GEVITY HR XII Corp.,
a Florida corporation
By: /s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel
GEVITY HR ASO, LLC,
a Delaware limited liability company
By: /s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel
STAFF LEASING, LLC,
a Delaware limited liability company
By: /s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel
LENDER:	BANK OF AMERICA, N. A.
By: /s/ Cameron Cardozo
Name: Cameron Cardoza
Title: Vice President